Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2012 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in Marvell Technology Group Ltd.’s Annual Report on Form 10-K for the year ended January 28, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

March 27, 2012